EXHIBIT 13(a)

                 Consent of Coopers & Lybrand LLP










                CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form N-3 (File Nos. 333-03093 and 811-07615), of our report dated March 14, 1997 on our audit of the financial statements of Great American Reserve Insurance Company. We also consent to the r e f e r e nce to our firm under the caption "Independent Accountants."





                                   /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.






Indianapolis, Indiana
September 19, 1997
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